SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):                March 25, 2016

ATRINSIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51353	06-1390025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Fifth Avenue, Suite 500, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Establishment of Board Committees and Adoption of Charters:

On March 25, 2016, the Board of Directors (the “Board”) of Atrinsic, Inc. (the “Company”) established an audit committee (the "Audit Committee") and approved and adopted a charter (the "Audit Committee Charter") to govern the Audit Committee. Pursuant to the Audit Committee Charter, the Audit Committee shall be comprised of two (2) or more independent directors who shall be appointed annually and subject to removal by the Board at any time. Each member of the Audit Committee shall meet the independence requirements of The NASDAQ Stock Market, LLC, and the Securities and Exchange Commission, as well as any other applicable requirements. In addition to the enumerated responsibilities of the Audit Committee in the Audit Committee Charter, the primary function of the Audit Committee is to assist the Board in its general oversight of the Company's accounting and financial reporting processes, audits of its financial statements, and internal control and audit functions. A copy of the Company's Audit Committee Charter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 25, 2016, the Board established a compensation committee (the "Compensation Committee") and approved and adopted a charter (the "Compensation Committee Charter") to govern the Compensation Committee. Pursuant to the Compensation Committee Charter, the Compensation Committee shall be comprised of three (3) or more directors who shall be appointed by the Board and subject to removal by the Board at any time. At least two members of the Compensation Committee shall (i) be "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) be "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986. In addition to the enumerated responsibilities of the Compensation Committee in the Compensation Committee Charter, the primary function of the Compensation Committee is to oversee the compensation of the Company's executives, produce an annual report on executive compensation for inclusion in the Company's proxy statement, if and when required by applicable laws or regulations, and advise the Board on the adoption of policies that govern the Company's compensation programs. A copy of the Company's Compensation Committee Charter is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 25, 2016, the Board established a governance and nominating committee (the "Governance Committee") and approved and adopted a charter (the "Governance Committee Charter") to govern the Governance Committee. Pursuant to the Governance Committee Charter, the Governance Committee shall be comprised of three (3) or more directors who shall be appointed by the Board and subject to removal by the Board at any time. Each member of the Governance Committee may or may not meet the independence requirements established by the Board and applicable laws, regulations, and listing requirements of The NASDAQ Stock Market, LLC. In addition to the enumerated responsibilities of the Governance Committee in the Governance Committee Charter, the primary function of the Governance Committee is to determine the slate of director nominees for election to the Board, to identify and recommend candidates to fill vacancies occurring between annual stockholder meetings, to review the Company's policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its stockholders, and any other related matters required by federal securities laws. A copy of the Company's Governance Committee Charter is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

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In connection with the establishment of the Audit Committee, Compensation Committee, and Governance Committee, the Board appointed members to each such committee. Currently, the Audit and Compensation committees each include two (2) directors meeting the independence requirements set forth in each applicable charter. The membership of these three standing committees of the Board is as follows:

Audit Committee	Compensation Committee	Governance Committee

Gregory Ekizian (Chairperson)	Khalil Barrage (Chairperson)	Joshua Silverman (Chairperson)
Khalil Barrage	Gregory Ekizian	Garo Armen
	Robert Stein	Robert Stein

The Board also designated Gregory Ekizian as an "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K, based on the Board's evaluation of his accounting knowledge, qualifications, and experience, and finding that he has appropriate experience or background that results in his financial sophistication in accordance with the additional requirements of the NASDAQ Listing Rules.

The Committee Charters adopted on March 25, 2016 will be available in the near future on the Company’s website, www.protagenic.com. When they are available, this will be communicated to investors in a subsequent filing.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description of Exhibit

99.1*	Audit Committee Charter adopted by the Board of Directors of Atrinsic, Inc. on March 25, 2016

99.2*	Compensation Committee Charter adopted by the Board of Directors of Atrinsic, Inc. on March 25, 2016

99.3*	Governance and Nominating Committee Charter adopted by the Board of Directors of Atrinsic, Inc. on March 25, 2016

______________

*Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRINSIC, INC.

Date: April 25, 2016	By:	/s/ Alexander Arrow
Name: Alexander Arrow
Title: Chief Financial Officer

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